LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	KNOW ALL MEN BY THESE PRESENTS, that I, JOSEPH R. EDWARDS of GREENWICH, County of FAIRFIELD, State of CONNECTICUT, reposing special trust and confidence in THOMAS R. DENISON, of the Town of DARIEN, County of FAIRFIELD, State of CONNECTICUT, have made, constituted and appointed, and by these presents do make, constitute and appoint the said THOMAS R.
DENISON my true and lawful attorney-in-fact and agent, both FOR ME
PERSONALLY and in my name, place and stead, IN MY CAPACITY AS AN OFFICER OR DIRECTOR OF FIRST RESERVE CORPORATION ("FRC"), FIRST RESERVE GP IX, INC.
("GP IX"), FIRST RESERVE GP X, INC. ("GP X"), FR X OFFSHORE GP LIMITED ("FR
X OFFSHORE"), or any entity of which any the foregoing is the direct or indirect general partner or for which any of the foregoing otherwise has the authority to act (collectively with FRC, GP IX, GP X and FR X OFFSHORE, the "First Reserve Entities"), with full power and authority to do and perform each and every act necessary, as fully as I might do if personally present, to accomplish and complete the following acts or transactions:


1.	With respect to any entity in which any First Reserve Entity has an investment (each a "Company"), sign on my behalf, any and all filings (including filings with the Securities and Exchange Commission), agreements, notices or documents arising from, or related to any Company, including, (a) any holdings or investments of any First Reserve Entity in any Company; and (b) any holdings or investments of mine in any Company.


	2.	Seek or obtain, as my representative and on my behalf, from any third party, including brokers, employee benefit plan administrators and trustees, information on transactions involving any Company or the securities of any Company, and I hereby authorize any such person to release any such information to the attorney-in-fact designated hereunder and approve and ratify any such release of information; and


	3.	Perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on my behalf in connection with the foregoing.

	I acknowledge that:

(a)	this
Power of Attorney authorizes, but does not require, such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

(b)	any
documents prepared and/or executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(c)	neither such
attorney-in-fact nor any Company assumes (i) any liability for my responsibility to comply with the requirements of any law or regulation, including without limitation the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) any liability of mine for any failure to comply with such requirements; and

(d)	this Power of Attorney does not relieve me from
responsibility for compliance with my obligations under any law or regulation, including without limitation the requirements under the Securities Act and the Exchange Act.

	I hereby give and grant THOMAS
R. DENISON, in the capacity set forth above, full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as I might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on my behalf, shall lawfully do or cause to be done by virtue of this Power of Attorney.

This POWER OF
ATTORNEY shall remain in effect until revoked and shall not be affected by disability of the Principal.

EXECUTED this 14th day of July, 2005.


/s/ Joseph R. Edwards

STATE OF CONNECTICUT	)
				)SS.
COUNTY OF
FAIRFIELD	)

The foregoing instrument was acknowledged before me this 14th day of July, 2005, by Joseph R. Edwards, the Principal.

Witness
my hand and official seal: /s/ Jessica A. Brockington Cole

My
commission expires:	February 28, 2010


/s/ Thomas R. Denison

Specimen Signature of Agent (Attorney)